UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)
1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 21, 2015, Gerald Hannahs was appointed to the Board of Directors of Virtual Piggy, Inc. (the “Company”) as a designee of the holders of the Company’s Series A Cumulative Convertible Preferred Stock.  The Board has not yet determined committee appointments for Mr. Hannahs.

Mr. Hannahs has not engaged in any transactions with the Company since January 1, 2014 that would require disclosure pursuant to Item 404(a) of Regulation S-K, except that he holds warrants to purchase common stock of the Company (37,500  shares at an exercise price of $0.01 and 50,000 shares at an exercise price of $1.00) that had their respective expiration dates extended by one year as part of a previously disclosed warrant term extension for holders of certain Company warrants effective February 23, 2015.  The expiration dates of such warrants were extended from December 26, 2015 to December 26, 2016.  In addition, on January 27, 2014, Mr. Hannah’s affiliate Hannahs Value Investors purchased (i) 30,000 shares of the Company’s Series A Cumulative Convertible Preferred Stock and (ii) two year warrants to purchase 3,000,000 shares of Company common stock at an exercise price of $1.00, in a previously disclosed private placement offering, for an aggregate purchase price of $3,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: May 26, 2015	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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